                           SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant[X]
Filed by a Party other than the Registrant[_]

Check the appropriate box:

[_]Preliminary Proxy Statement
[_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))
[X]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Siebel Systems, Inc.
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

[X]No fee required.
[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1. Title of each class of securities to which transaction applies:
    ------------------------------------------------------------------------
  2. Aggregate number of securities to which transaction applies:
    ------------------------------------------------------------------------
  3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ------------------------------------------------------------------------
  4. Proposed maximum aggregate value of transaction:
    ------------------------------------------------------------------------
  5. Total fee paid:
    ------------------------------------------------------------------------

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1. Amount Previously Paid:
    ------------------------------------------------------------------------
  2. Form, Schedule or Registration Statement No.:
    ------------------------------------------------------------------------
  3. Filing Party:
    ------------------------------------------------------------------------
  4. Date Filed:
    ------------------------------------------------------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON OCTOBER 20, 1999

TO THE STOCKHOLDERS OF SIEBEL SYSTEMS, INC.:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of SIEBEL SYSTEMS, INC., a Delaware corporation (the "Company"), will be held on Wednesday, October 20, 1999 at 11:00 a.m. local time at the Company's principal executive offices at 1855 South Grant Street, San Mateo, California 94402 to act on the following matters:

  1. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 300,000,000 shares to 800,000,000 shares.

  2. To approve an amendment to the Company's 1996 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 15,000,000 shares, from 40,000,000 shares to 55,000,000 shares.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on September 3, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Jeffrey T. Amann

                                          Jeffrey T. Amann
                                          Secretary

San Mateo, California
September 16, 1999

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                  [LOGO OF SIEBEL SYSTEMS, INC. APPEARS HERE]

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF STOCKHOLDERS

                                  To Be Held
                               October 20, 1999

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of Siebel Systems, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders to be held on Wednesday, October 20, 1999 at 11:00 a.m. local time (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the Company's principal executive offices located at 1855 South Grant Street, San Mateo, California 94402. The Company intends to mail this proxy statement and accompanying proxy card on or about September 16, 1999 to all stockholders entitled to vote at the Special Meeting.

Solicitation

  The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request. No additional compensation will be paid to directors, officers or other regular employees for such services, but a third-party proxy solicitor to be determined by the Company will be paid its customary fee, estimated to be about $7,000, if it renders solicitation services.

Voting Rights and Outstanding Shares

  Only holders of record of Common Stock at the close of business on September 3, 1999 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. On the Record Date, the Company had 93,156,018 shares of Common Stock outstanding and entitled to vote.

  Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve Proposal 1 to be voted on at the Special Meeting. For purposes of Proposal 1, abstentions and broker non-votes will have the same effect as negative votes. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to approve Proposal 2 to be voted on at the Special Meeting. For purposes of Proposal 2, abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1855 South Grant Street, San Mateo, California 94402, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

  Pursuant to the Company's bylaws, a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy at the Company's 2000 annual meeting of stockholders must provide specified information to the Company between January 27, 2000 and February 26, 2000 (unless such matters are included in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended).

                                  PROPOSAL 1

      APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

  The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 300,000,000 shares to 800,000,000 shares.

  The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, a form of which is attached hereto as Exhibit A.

  In addition to the 93,156,018 shares of Common Stock outstanding at September 3, 1999, as of September 9, 1999, the Board had reserved (i) 28,701,008 shares for issuance upon exercise of outstanding options granted and heretofore unexercised under the Company's 1996 Equity Incentive Plan;
(ii) 1,750,291 shares for issuance under the 1996 Employee Stock Purchase Plan; and (iii) 12,082,140 shares of issuance upon exercise of options granted under the 1998 Equity Incentive Plan.

  The Board desires to have additional authorized shares for future business and financial purposes. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, stock dividends to existing stockholders, raising capital, providing equity incentives to employees, officers or directors, establishing certain strategic relationships with other companies and expanding the Company's business or product lines through certain acquisitions of other businesses or products.

  The Board has approved, subject to stockholder approval of this Proposal 1, a 100% stock dividend to be issued on all outstanding shares of the Company's Common Stock. The objective of the stock dividend would be to proportionately lower the market price of the Company's Common Stock. Such lower price is expected to increase the liquidity and broaden the marketability of the Company's Common Stock. In addition, the stock dividend would enable the Company to provide its employees and consultants with more attractive equity-based incentive packages, and therefore, will allow the Company to more easily attract and retain qualified employees and consultants. The Board may decide, in the best interests of the Company and due to market conditions or otherwise, not to reflect the stock dividend. Therefore, no assurances can be given that the Board will determine to effect any stock dividend even if the foregoing Proposal 1 is adopted. Other than such possible dividend, the Company has no plans, arrangements or understandings regarding the additional shares that would be authorized pursuant to this Proposal 1.

  The additional shares of Common Stock that would become available for issuance if this proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could (i) adopt a "poison pill" which would, under certain circumstances related to an acquisition not approved by the Board of Directors, give certain holders the right to acquire additional shares of Common Stock at a low price, or (ii) sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

  The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock will be required to approve this amendment to the Company's Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                       The Board Of Directors Recommends
                    That Stockholders Vote FOR Proposal 1.

                                  PROPOSAL 2

              APPROVAL OF AMENDMENT TO 1996 EQUITY INCENTIVE PLAN

  In December 1994, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1994 Stock Option Plan. In February 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1996 Supplemental Stock Option Plan. On May 14, 1996, the Board of Directors amended and restated both of the above plans in the form of the 1996 Equity Incentive Plan (the "1996 Plan"), which was subsequently approved by the stockholders of the Company. The 1996 Plan was amended and restated by the Board of Directors to increase the number of shares authorized for issuance under the 1996 Plan on October 14, 1996, which amendment was subsequently approved by the stockholders. On January 10, 1997, the 1996 Plan was amended to comply with changes in securities laws. On August 23, 1999, the Board of Directors approved the amendment increasing the number of shares authorized for issuance under the 1996 Plan discussed below and the solicitation of stockholders to approve such amendment.

  At September 9, 1999, options (net of cancelled or expired options) covering an aggregate of 39,260,724 shares of the Company's Common Stock had been granted under the 1996 Plan, and only 739,276 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the 1996 Plan. Since the end of the last fiscal year, under the 1996 Plan, the Company granted to all current executive officers as a group options to purchase 2,000,000 shares at exercise prices of $19.625 to $38.44 per share, and the Company granted to all employees as a group (excluding executive officers) options to purchase 6,542,500 shares at exercise prices of $34.25 to $60.31 per share. Since the end of the last fiscal year, no options have been granted to directors who are not officers.

  Stockholders are requested in this Proposal 2 to approve an amendment to the 1996 Plan to increase the number of shares authorized for issuance under the 1996 Plan by 15,000,000 shares, from a total of 40,000,000 shares to 55,000,000 shares. The purpose of this amendment is to ensure that the Company can continue to grant stock options to employees and consultants at levels determined appropriate by the Board and Compensation Committee. The Company believes that its ability to continue to provide employees with attractive equity-based incentives is critical in allowing it to attract and retain qualified individuals. The Company believes the grant of stock options encourages employees to build long-term stockholder value. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the increase to the 1996 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       The Board Of Directors Recommends
                    That Stockholders Vote FOR Proposal 2.

Summary of Terms of the 1996 Plan

General

  The 1996 Plan provides for the grant of (i) both incentive and nonstatutory stock options, (ii) stock bonuses, (iii) rights to purchase restricted stock, and (iv) stock appreciation rights (collectively, "Stock Awards"). Incentive stock options granted under the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1996 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options. A complete copy of the 1996 Plan, as amended, is attached hereto as Exhibit B.

Purpose

  The 1996 Plan was adopted to (i) provide a means by which selected directors, officers and employees of and consultants to the Company and its affiliates could be given an opportunity to benefit from increases in the value of the stock of the Company, (ii) assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and (iii) provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's 2,145 employees (as of June 30, 1999) and all of the Company's directors and consultants are eligible to participate in the 1996 Plan, however, only employees of the Company may be granted incentive stock options or stock appreciation rights pursuant to the Plan.

Administration

  The 1996 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1996 Plan and, subject to the provisions of the 1996 Plan, to determine the persons to whom and the dates on which Stock Awards will be granted; whether a Stock Award will be an incentive stock option, a nonstatutory stock option, a stock bonus, a right to purchase restricted stock, a stock appreciation right or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an independent stock appreciation right; and the number of shares with respect to which a Stock Award shall be granted to each such person. The Board of Directors is authorized to delegate administration of the 1996 Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors in accordance with Code Section 162(m) or solely of tow or more Non-Employee Directors in accordance with Rule 16(b)-
3. The Board has delegated administration of the 1996 Plan to the Compensation Committee of the Board. As used herein with respect to the 1996 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.


Eligibility

  Incentive stock options and stock appreciation rights related to incentive stock options may be granted under the 1996 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants are eligible to receive Stock Awards other than incentive stock options and such stock appreciation rights under the 1996 Plan.

  No incentive stock option may be granted under the 1996 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1996 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

  The Company has included in the 1996 Plan a per-employee, per-calendar year limitation equal to 2,000,000 shares of Common Stock on options and stock appreciation rights granted under the 1996 Plan. The purpose of adding this limitation is generally to permit the Company to be able to deduct for tax purposes the compensation attributable to the exercise of options granted under the 1996 Plan.

Stock Subject to the 1996 Plan

  If any Stock Award granted under the 1996 Plan expires or otherwise terminates, in full or in part, without being exercised in full, the Common Stock not acquired pursuant to such Stock Award again becomes available for issuance under the 1996 Plan.

Terms of Options

  The following is a description of the permissible terms of options under the 1996 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

  Exercise Price; Payment. The exercise price of incentive stock options under the 1996 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1996 Plan is determined by the Board. At September 3, 1999, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $74.44 per share.

  In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To the extent required by Section 162(m), an option repriced under the 1996 Plan is deemed to be cancelled and a new option granted. Both the option deemed to be cancelled and the new option deemed to be granted will be counted against the 2,000,000 share limitation.

  The exercise price of options granted under the 1996 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) by delivery of other Common Stock of the Company or (c) in the discretion of the Board, pursuant to a deferred payment arrangement or in any other form of legal consideration.

  Option Exercise. Options granted under the 1996 Plan may become exercisable ("vest") in cumulative increments as determined by the Board. Shares covered by currently outstanding options under the 1996 Plan typically vest at the rate of 20% of the shares subject to the option on the first anniversary of the date of hire and 5% of such shares at the end of each quarter thereafter during the optionee's employment or provision of services as a consultant. Shares covered by options granted in the future under the 1996 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1996 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the service of the Company before vesting.

To the extent provided by the terms of an option, and in the discretion of the Board, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

  Term. The maximum term of options under the 1996 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five or seven years. Options under the 1996 Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within a period specified by the option after termination of such relationship, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionee's death) within the period ending on the earlier of twelve (12) months of the optionee's death or the expiration of the term of the option by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

Terms of Stock Bonuses and Purchases of Restricted Stock

  The following is a description of the permissible terms of stock bonuses and restricted stock purchase agreements under the 1996 Plan. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement includes the substance of each of the following provisions as appropriate:

    Purchase Price. The purchase price under each restricted stock purchase agreement is such amount as the Board may determine and designate in such agreement but in no event may the purchase price be less than eighty-five percent (85%) of the stock's fair market value on the date such award is made. Notwithstanding the foregoing, the Board may determine that eligible participants in the 1996 Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

    Consideration. The purchase price of stock acquired pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

    Vesting. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

    Termination of Employment or Relationship as a Director or Consultant. In the event a participant's continuous status as an employee, director or consultant terminates, the Company may repurchase or otherwise re-acquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

Stock Appreciation Rights

  The three types of Stock Appreciation Rights that are authorized for issuance under the 1996 Plan are as follows:

    Tandem Stock Appreciation Rights. Tandem stock appreciation rights may be granted appurtenant to an option, and are generally subject to the same terms and conditions applicable to the particular option grant to which it pertains. Tandem stock appreciation rights require the holder to elect between the exercise of the underlying option for shares of stock and the surrender, in whole or in part, of such option for an appreciation distribution. The appreciation distribution payable on the exercised tandem right is in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the option surrender) in an amount up to the excess of (A) the fair market value (on the date of the option surrender) of the number of shares of stock covered by that portion of the surrendered option in which the optionee is vested over (B) the aggregate exercise price payable for such vested shares.

    Concurrent Stock Appreciation Rights. Concurrent rights may be granted appurtenant to an option and may apply to all or any portion of the shares of stock subject to the underlying option and are generally subject to the same terms and conditions applicable to the particular option grant to which it pertains. A concurrent right is exercised automatically at the same time the underlying option is exercised with respect to the particular shares of stock to which the concurrent right pertains. The appreciation distribution payable on an exercised concurrent right is in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the concurrent right) in an amount equal to such portion as shall be determined by the Board at the time of the grant of the excess of (A) the aggregate fair market value (on the date of the exercise of the concurrent right) of the vested shares of stock purchased under the underlying option which have concurrent rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

    Independent Stock Appreciation Rights. Independent Rights may be granted independently of any option and are generally subject to the same terms and conditions applicable to nonstatutory stock options. The appreciation distribution payable on an exercised independent right may not be greater than an amount equal to the excess of (A) the aggregate fair market value (on the date of the exercise of the independent right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such independent right, and with respect to which the holder is exercising the independent right on such date, over (B) the aggregate fair market value (on the date of the grant of the independent right) of such number of shares of Company stock. The appreciation distribution payable on the exercised independent right is in cash or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the independent right.

Adjustment Provisions

  If there is any change in the stock subject to the 1996 Plan or subject to any Stock Award granted under the 1996 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or transaction not involving the receipt of consideration by the Company), the 1996 Plan and Stock Award outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding Stock Awards.

Effect of Certain Corporate Events

  The 1996 Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, a specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume Stock Awards outstanding under the 1996 Plan or substitute similar Stock Awards for those outstanding under such plan, or such outstanding Stock Awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue Stock Awards outstanding under the 1996 Plan, or to substitute similar Stock Awards, then with respect to Stock Awards held by persons then performing services as employees, directors or consultants, the time during which such Stock Awards may be exercised will be accelerated and the Stock Awards terminated if not exercised prior to such corporate event. The acceleration of a Stock Award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

  The Board may suspend or terminate the 1996 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1996 Plan will terminate on May 14, 2006.

  The Board may also amend the 1996 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 1996 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Restrictions on Transfer

  Under the 1996 Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order." In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and any administrative interpretations or pronouncements thereunder, so long as stock awarded under such agreement remains subject to the terms of the agreement.

Federal Income Tax Information

  Incentive Stock Options. Incentive stock options under the 1996 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

  There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

  If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options.

  To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

  Nonstatutory Stock Options. Nonstatutory stock options granted under the 1996 Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of
  Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options.

  Restricted Stock and Stock Bonuses. Restricted stock and stock bonuses granted under the 1996 Plan generally have the following federal income tax consequences:

    Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture.

  Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness,
Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

  Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards under the 1996 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

  Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with applicable Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors"; and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under these Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors;" (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

                       ADDITIONAL EQUITY INCENTIVE PLANS

I. 1998 Equity Incentive Plan

  In October 1998, the Board of Directors adopted the 1998 Equity Incentive Plan (the "1998 Plan") to offer nonstatutory stock options, stock bonuses and rights to purchase restricted stock, not to exceed twenty million (20,000,000) shares of the Company's Common Stock, to employees and consultants of the Company who are not officers or directors of the Company.

Summary of Terms of the 1998 Plan

  The 1998 Plan provides for the grant of (i) nonstatutory stock options, (ii) stock bonuses, and (iii) rights to purchase restricted stock (collectively, "Stock Awards"). Nonstatutory stock options granted under the 1996 Plan are intended not to qualify as incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Information" under "Summary of Terms of the 1996 Plan" for a discussion of the tax treatment of nonstatutory stock options, restricted stock and stock bonuses.

  Stock Awards may be granted only to consultants or to employees who are not above the position of vice president of the Company and not then subject to
Section 16 of the Exchange Act and then only so long as the 1998 Plan qualifies as a "broadly based" plan within the meaning of Rule 4460(i)(1)(A) of the Rules of the National Association of Securities Dealers, Inc.

  Subject to provisions relating to adjustments upon changes in stock, the number of shares of stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate twenty million (20,000,000) shares of the Company's common stock.

  The exercise price of nonstatutory options under the 1998 Plan is determined by the Board, but may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. At September 3, 1999, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $74.44 per share.

  Shares covered by currently outstanding options under the 1998 Plan typically vest at the rate of 20% of the shares subject to the option on the first anniversary of the date of hire and 5% of such shares at the end of each quarter thereafter during the optionee's employment or provision of services as a consultant. Shares covered by options granted in the future under the 1998 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised.

  The maximum term of options under the 1998 Plan is 10 years. Options under the 1998 Plan terminate three months after termination of the optionee's employment or relationship as a consultant of the Company or any affiliate of the Company, unless the option by its terms specifically provides otherwise. The option term may also be extended in the event that exercise of the option is prohibited for specified reasons.

  The purchase price under each restricted stock purchase agreement may not be less than 85% of the stock's fair market value on the date such award is made. Notwithstanding the foregoing, the Board may determine that eligible participants in the 1998 Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board. In the event a participant's continuous status as an employee or consultant terminates, the Company may repurchase or otherwise re-acquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

  If there is any change in the stock subject to the 1998 Plan or subject to any Stock Award granted under the 1998 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or transaction not involving the receipt of consideration by the Company), the 1998 Plan and Stock Awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding Stock Awards.

  The 1998 Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, a specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume Stock Awards outstanding under the 1998 Plan or substitute similar Stock Awards for those outstanding under such plan, or such outstanding Stock Awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue Stock Awards outstanding under the 1998 Plan, or to substitute similar Stock Awards, then with respect to Stock Awards held by persons then performing services as employees or consultants, the time during which such Stock Awards may be exercised will be accelerated and the Stock Awards terminated if not exercised prior to such corporate event. The acceleration of a Stock Award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

  The Board may amend or suspend the 1998 Plan without stockholder approval or ratification at any time or from time to time. The Board, in its sole discretion, may submit any amendment to the 1998 Plan for stockholder approval. The Board may terminate the 1998 Plan at any time.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of the Company's outstanding Common Stock as of July 31, 1999 by: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Common Stock; (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and each of the four most highly compensated officers for the year ended December 31, 1998; and (iv) all directors and executive officers of the Company as a group.

                                                          Shares Beneficially
                                                                Owned(1)
                                                          -----------------------
Principal Stockholders, Directors and Officers              Number     Percent
----------------------------------------------            ------------ ----------
Thomas M. Siebel(2)......................................   14,790,083    15.5%
 1855 South Grant Street
 San Mateo, CA 94402
Fidelity Investments (FMR Corp.)(3)......................    6,477,452     7.1
 82 Devonshire Street
 Boston, MA 02109
Andersen Consulting LLP(4)...............................    5,456,600     5.9
 1661 Page Mill Road
 Palo Alto, CA 94304
Patricia A. House(5).....................................    2,002,654     2.2
Howard H. Graham(6)......................................      134,921     *
Craig D. Ramsey(7).......................................      978,197     1.1
R. David Schmaier(8).....................................      220,411     *
James C. Gaither(9)......................................      143,514     *
Eric E. Schmidt, Ph.D.(10)...............................      327,341     *
Charles R. Schwab(11)....................................    1,362,600     1.5
George T. Shaheen(12)....................................    5,460,880     5.9
A. Michael Spence, Ph.D.(13).............................      294,100     *
All directors and executive officers
 as a group (12 persons)(14).............................   25,764,701    26.2

--------
 *Represents beneficial ownership of less than 1%.
 (1) Represents beneficial ownership of less than 1%. (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 92,445,541 shares of Common Stock outstanding as of July 31, 1999.
 (2) Includes 10,777,607 shares held as trustee under the Siebel Living Trust u/a/d 7/27/93 and 587,476 shares held by Siebel Asset Management, L.P. of which Mr. Siebel is a general partner and 125,000 shares held by First Virtual Capital Inc., of which Mr. Siebel is President. Also includes 80,000 shares held by the Thomas and Stacey Siebel Foundation and 1,600,000 shares held by the Siebel Charitable Remainder Annuity Trust to which Mr. Siebel disclaims beneficial ownership. Also includes 3,300,000 shares issuable to Mr. Siebel upon exercise of outstanding options exercisable within 60 days of July 31, 1999.
 (3) Based solely on information contained on Schedule 13G filed with the SEC.
 (4) Mr. Shaheen, a director of the Company, is the Managing Partner of Andersen Consulting LLP. Mr. Shaheen disclaims beneficial ownership of such shares held by Andersen Consulting LLP except to the extent of his partnership interest therein. Also includes 352,000 shares issuable to Mr. Shaheen upon early exercise of options subject to vesting through February 2001 and 84,600 shares issuable upon exercise of outstanding options exercisable within 60 days of July 31, 1999.

 (5) Includes 664,285 shares issuable upon exercise of outstanding options exercisable within 60 days of July 31, 1999.
 (6) Includes 133,000 shares issuable upon exercise of outstanding options exercisable within 60 days of July 31, 1999.
 (7) Includes 400,000 shares issuable upon the early exercise of options vesting through March 2000 and 101,428 shares issuable upon exercise of outstanding options exercisable within 60 days of July 31, 1999. Also includes 8,400 shares held by Mr. Ramsey's wife.
 (8) Includes 176,714 shares issuable upon exercise of outstanding options exercisable within 60 days of July 31, 1999.
 (9) Includes 62,600 shares issuable upon exercise of outstanding options exercisable within 60 days of July 31, 1999.
(10) Includes 283,341 shares issuable upon exercise of outstanding options exercisable within 60 days of July 31, 1999.
(11) Includes 360,000 shares which are subject to a right of repurchase in favor of the Company which expires ratably through October 1999. Also includes 84,600 shares issuable upon exercise of outstanding options exercisable within 60 days of July 31, 1999. Also includes 150,000 shares held by the Charles and Helen Schwab Family Foundation and 100,000 shares held by the Schwab Family Partners to which Mr. Schwab disclaims beneficial ownership and 16,000 shares held by Mr. Schwab's children.
(12) Includes 5,020,000 shares held by Andersen Consulting LLP. Mr. Shaheen, the Managing Partner of Andersen Consulting, disclaims beneficial ownership of such shares, except to the extent of his partnership interest therein. Also includes 352,000 shares issuable upon early exercise of options subject to vesting through February 2001, 84,600 shares issuable upon exercise of outstanding options exercisable within 60 days of July 31, 1999 and 4,280 shares held by the Shaheen Revocable Trust.
(13) Includes 88,000 shares which are subject to a right of repurchase in favor of the Company which expires ratably through October 2000. Also includes 84,600 shares issuable upon exercise of options exercisable within 60 days of July 31, 1999. Also includes 120,150 shares held by A. Michael Spence, Trustee or Successor Trustee under The A. Michael Spence Revocable Trust u/a/d October 26, 1996. Also includes 450 shares held by
     A. Michael Spence TTEE by James Graham Spence Trust, 450 shares held by
     A. Michael Spence TTEE by Cathy B. Spence Irrevocable Trust and 450 shares held by A. Michael Spence TTEE by Marya W. Spence Irrevocable Trust.
(14) Includes 5,020,000 shares held by Andersen Consulting LLP. See footnotes
     (2) and (12) above. Also includes 5,777,168 shares issuable upon exercise of options held by all executive officers and directors exercisable within 60 days of July 31, 1999. See footnotes (2) and (4) through (13).

                            EXECUTIVE COMPENSATION

Directors' Compensation

  The Company's directors do not currently receive any cash compensation for service on the Board or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. On January 20, 1998 and October 29, 1998, Drs. Schmidt and Spence and Messrs. Gaither, Schwab and Shaheen each received options to purchase 40,000 and 20,000 shares of the Company's Common Stock at exercise prices per share of $22.625 and $19.625, respectively; and on January 20, 1998 and October 29, 1998, Mr. Siebel received an option to purchase 1,500,000 shares and 500,000 shares, respectively, of the Company's Common Stock at exercise prices per share of $22.625 and $19.625, respectively.

Executive Compensation

  The following table sets forth for the fiscal years ended December 31, 1996, 1997 and 1998, the compensation earned by the Company's Chief Executive Officer and the four most highly compensated executive officers during such periods whose salary and bonus for the fiscal year ended December 31, 1998 were in excess of $100,000 for services rendered in all capacities to the Company for that fiscal year (collectively, the "Named Executive Officers"):

                                                                   Long-Term
                                                                  Compensation
                                         Annual Compensation         Awards
                                        ----------------------    ------------
                                                                   Securities
                                                                   Underlying
Name and Principal Position             Year  Salary  Bonus($)      Options
---------------------------             ---- -------- --------    ------------
Thomas M. Siebel....................... 1998 $200,000 $600,000     2,000,000
 Chairman and Chief Executive Officer   1997  180,000  140,000     1,400,000
                                        1996  180,000  140,000     4,000,000

Patricia A. House...................... 1998  175,000  500,000       500,000
 Executive Vice President and Co-       1997  150,000  160,000       800,000
 Founder                                1996  142,500  140,000       800,000

Howard H. Graham(1).................... 1998  170,000  304,195       400,000
 Senior Vice President, Finance and     1997  170,000   70,000       400,000
  Administration and                    1996       --       --       960,000
  Chief Financial Officer

Craig D. Ramsey(2)..................... 1998  150,000  454,195(3)    700,000
 Senior Vice President, Worldwide       1997  115,000  331,000(4)    200,000
 Operations                             1996   97,308  120,000(5)  1,280,000


R. David Schmaier...................... 1998  130,000  400,000       600,000
 Senior Vice President, Products        1997   90,000  200,000       200,000
                                        1996   90,000   80,000       180,000

--------
(1) Mr. Graham joined the Company in January 1997.
(2) Mr. Ramsey joined the Company in March 1996.
(3) Represents $450,000 in commissions earned in 1998.
(4) Represents commissions earned in 1997.
(5) Represents commissions earned in 1996.

                       STOCK OPTION GRANTS AND EXERCISES

  The Company grants options to its executive officers under its 1996 Equity Incentive Plan (the "1996 Plan"). As of September 9, 1999, options to purchase a total of 28,701,008 shares were outstanding under the 1996 Plan and options to purchase 739,276 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant thereunder.

  The following tables show for the fiscal year ended December 31, 1998, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                                                                            Potential
                                                                       Realizable Value at
                                                                         Assumed Annual
                          Number of   % of Total                      Rates of Stock Price
                          Securities   Options   Exercise               Appreciation for
                          Underlying  Granted to or Base                 Option Term (7)
                           Options    Employees   Price   Expiration -----------------------
                          Granted(#)  in 1998(6)  ($/sh)     Date        5%          10%
                         ------------ ---------- -------- ---------- ----------- -----------
Thomas M. Siebel........ 1,500,000(1)            $22.625   01/19/08  $21,380,625 $53,960,625
                           500,000(2)    18.3%    19.625   10/28/08    6,181,875  15,601,875
Patricia A. House.......   200,000(1)             22.625   01/19/08    2,850,750   7,194,750
                           300,000(2)     4.6     19.625   10/28/08    3,709,125   9,361,125
Howard H. Graham........   100,000(1)              23.25   01/09/07    1,464,750   3,696,750
                           100,000(3)              26.75   07/29/08    1,685,250   4,253,250
                           200,000(2)     3.7     19.625   10/28/08    2,472,750   6,240,750
Craig D. Ramsey.........   100,000(1)             22.625   01/19/08    1,425,375   3,597,375
                           600,000(4)     6.4     19.625   10/28/08    7,418,250  18,722,250
R. David Schmaier.......   200,000(1)             22.625   01/19/08    2,850,750   7,194,750
                           100,000(5)              22.50   05/25/08    1,417,500   3,577,500
                           300,000(2)     5.5     19.625   10/28/08    3,709,125   9,361,125

--------
(1) Options vest at a rate of 5% each quarter after January 19, 1998 and have a term of 10 years.
(2) Options vest at a rate of 5% each quarter after January 1, 1999 and have a term of 10 years.
(3) Option vests at a rate of 5% each quarter after July 30, 1998 and has a term of 10 years.
(4) Option vests at a rate of 8.3333% each quarter after January 1, 2001 and has a term of 10 years.
(5) Option vests at a rate of 5% each quarter after May 26, 1998 and has a term of 10 years.
(6) Based on an aggregate of 10,934,935 shares subject to options granted to employees pursuant to the Company's 1996 Plan in the fiscal year ended December 31, 1998, including grants to the Named Executive Officers.
(7) The potential realizable value is calculated based on the term of the option at the time of grant (10 years). Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of its stock price performance.

        AGGREGATED OPTIONS EXERCISED IN 1998 AND YEAR-END OPTION VALUES

  The following table sets forth for each of the Named Executive Officers the shares acquired and the value realized on each exercise of stock options during the year ended December 31, 1998 and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 1998.

                                                                           Value of Unexercised in-
                                                   Number of Securities              the-
                                                  Underlying Unexercised       Money Options at
                            Shares                Options at December 31,        December 31,
                           Acquired     Value             1998(#)                  1998 (2)
                              on       Received  ------------------------- -------------------------
Name                     Exercise (#)    (1)     Exercisable Unexercisable Exercisable Unexercisable
----                     ------------ ---------- ----------- ------------- ----------- -------------
Thomas M. Siebel........   400,000    $9,800,000  2,575,000    5,825,000   $75,480,975 $124,448,225
Patricia A. House.......        --            --    430,000    1,670,000     4,801,990   25,667,750
Craig D. Ramsey.........   240,000     4,746,000     65,000    1,235,000     1,285,345   26,181,555
Howard H. Graham........   297,000     3,958,200    179,000    1,216,000       696,521   10,308,445
R. David Schmaier.......        --            --    148,714      871,286     1,569,420   10,593,480

--------
(1) Based on the fair market value of the Company's Common Stock on the exercise date, minus the exercise price, multiplied by the number of shares exercised.
(2) Based on the fair market value of the Company's Common Stock as of December 31, 1998 ($33.938 per share), minus the exercise price, multiplied by the number of shares underlying the options.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee consists of Eric E. Schmidt and A. Michael Spence.

                                          By Order of the Board of Directors

                                          /s/ Jeffrey T. Amann


                                          Jeffrey T. Amann
                                          Secretary

September 16, 1999

                                                                      EXHIBIT A

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                             SIEBEL SYSTEMS, INC.

  SIEBEL SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, does hereby certify:

  FIRST: The name of the corporation is Siebel Systems, Inc. The corporation was originally incorporated under the name Siebel Acquisition Corporation.

  SECOND: The date on which the Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware was May 9, 1996. An Amended and Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on July 9, 1996. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 2, 1996. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation as Amended was filed with the Secretary of State of the State of Delaware on February 27, 1998.

  THIRD: The Board of Directors of the corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Amended and Restated Certificate of Incorporation of the corporation by deleting the first paragraph of Article IV and substituting therefor a new first paragraph of Article IV in the following form:

    "This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock' and "Preferred Stock.' The total number of shares which the corporation is authorized to issue is eight hundred two million (802,000,00) shares. Eight hundred million (800,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Two million (2,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001)."

  FOURTH: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the corporation for their approval and was duly adopted in accordance with the provision of
Section 242 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, Siebel Systems, Inc. has caused this Certificate of Amendment to be signed by its Chairman and Chief Executive Officer and
attested to by its Secretary this       day of October, 1999.

                                          SIEBEL SYSTEMS, INC.

                                          _____________________________________
                                          Thomas M. Siebel
                                          Chairman and Chief Executive Officer

ATTEST:

_____________________________________
Jeffrey T. Amann
Secretary

                                                                      EXHIBIT B

                             SIEBEL SYSTEMS, INC.

                          1996 EQUITY INCENTIVE PLAN

                             Adopted May 14, 1996
                     Approved By Shareholders May 14, 1996
                           Amended October 14, 1996
                           Amended January 10, 1997
                            Amended August 23, 1999

Introduction.

  In December 1994, the Board of Directors adopted the Siebel Systems, Inc. 1994 Stock Option Plan, which was later amended in February 1996. In February 1996, the Board of Directors adopted the Siebel Systems, Inc. 1996 Supplemental Stock Option Plan. On May 14, 1996, the Board of Directors amended and restated both of the above plans in the form of this 1996 Equity Incentive Plan. The Plan was amended on October 14, 1996 to increase the number of shares subject to the Plan. The Plan was amended on January 10, 1997 to conform to changes in Rule 16b-3. The Plan was again amended on August 23, 1999 to increase the number of shares subject to the Plan.

1. Purposes.

  (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock, and (v) stock appreciation rights, all as defined below.

  (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

  (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (iii) stock appreciation rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2. Definitions.

  (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

  (b) "Board" means the Board of Directors of the Company.

  (c) "Code" means the Internal Revenue Code of 1986, as amended.

  (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

  (e) "Company" means Siebel Systems, a California corporation.

  (f) "Concurrent Stock Appreciation Right" or "Concurrent Right" means a right granted pursuant to subsection 8(b)(2) of the Plan.

  (g) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

  (h) "Continuous Status as an Employee, Director or Consultant" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

  (i) "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

  (j) '"Director" means a member of the Board.

  (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

  (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (m) "Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows:

    (1) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market of The Nasdaq Stock Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

    (2) If the common stock is quoted on The Nasdaq Stock Market (but not on the National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

    (3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

  (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

  (o) "Independent Stock Appreciation Right" or "Independent Right" means a right granted pursuant to subsection 8(b)(3) of the Plan.

  (p) "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

  (q) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

  (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

  (s) "Option" means a stock option granted pursuant to the Plan.

  (t) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

  (u) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

  (v) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

  (w) "Plan" means this Siebel Systems, Inc. 1996 Equity Incentive Plan.

  (x) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

  (y) "Stock Appreciation Right" means any of the various types of rights which may be granted under Section 8 of the Plan.

  (z) "Stock Award" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

  (aa) "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

  (bb) "Tandem Stock Appreciation Right" or "Tandem Right" means a right granted pursuant to subsection 8(b)(1) of the Plan.

3. Administration.

  (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

  (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

    (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

    (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

    (3) To amend the Plan or a Stock Award as provided in Section 14.

    (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

  (c) The Board may delegate administration of the Plan to a committee or committees ("Committee") of one or more members of the Board. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Code Section 162(m), or solely of two or more Non-Employee Directors, in accordance with Rule 16(b)-3. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

  (d) Any requirement that an administrator of the Plan be a Disinterested Person shall not apply if the Board or the Committee expressly declares that such requirement shall not apply. Any Disinterested Person shall otherwise comply with the requirements of Rule 16b-3.

4. Shares Subject to the Plan.

  (a) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate fifty-five million (55,000,000) shares of the Company's common stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

  (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. Eligibility.

  (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants.

  (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant, or in the case of a restricted stock purchase award, the purchase price is at least one hundred percent (100%) of the Fair Market Value of such stock at the date of grant.

  (c) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, following the expiration of the extended reliance period for compliance with the requirements of Code Section 162(m) set forth in Treasury Regulations Section 1.162-27(f)(2), no person shall be eligible to be granted Options covering more than two million (2,000,000) shares of the Company's common stock in any calendar year.

6. Option Provisions.

  Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

    (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

    (b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

    (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or
  (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

    (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall only be transferable by the Optionee upon such terms and conditions as are set forth in the Option Agreement for such Nonstatutory Stock Option, as the Board or the Committee shall determine in its discretion, except that each Nonstatutory Stock Option may be transferred to the spouse, children, lineal ancestors and lineal descendants of the Optionee (or to a trust created solely for the benefit of the Optionee and the foregoing persons) or to an organization exempt from taxation pursuant to Section 501(c)(3) of the Code or to which tax deductible charitable contributions may be made under Section 170 of the Code (excluding such organizations classified as private foundations under applicable regulations and rulings). The person to whom an Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

    (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

    (f) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

    An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or
  (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or
  (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

    (g) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of
  (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

    (h) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

    (i) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

    (j) Re-Load Options. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of common stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the common stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% shareholder (as described in subsection 5(c)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

  Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 12(d) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7. Terms of Stock Bonuses and Purchases of Restricted Stock.

  Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

    (a) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

    (b) Transferability. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and any administrative interpretations or pronouncements thereunder, so long as stock awarded under such agreement remains subject to the terms of the agreement.

    (c) Consideration. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

    (d) Vesting. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

    (e) Termination of Employment or Relationship as a Director or Consultant. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8. Stock Appreciation Rights.

  (a) The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees, Directors of and Consultants to the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. If a Stock Appreciation Right is granted to an individual who is at the time subject to Section 16(b) of the Exchange Act (a "Section 16(b) Insider"), the Stock Award Agreement of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3 promulgated under the Exchange Act (or any successor rule or regulation). Except as provided in subsection 5(d), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Right.

  (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

    (1) Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

    (2) Concurrent Stock Appreciation Rights. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value

  (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

    (3) Independent Stock Appreciation Rights. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

9. Cancellation and Re-Grant of Options.

  (a) The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and/or (ii) with the consent of any adversely affected holders of Options and/or Stock Appreciation Rights, the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than: eighty-five percent (85%) of the Fair Market Value for a Nonstatutory Stock Option, one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of an Incentive Stock Option held by a 10% shareholder (as described in subsection 5(c)), not less than one hundred ten percent (110%) of the Fair Market Value per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option and/or Stock Appreciation Right with an exercise price lower than that set forth above if such Option and/or Stock Appreciation Right is granted as part of a transaction to which section 424(a) of the Code applies.

  (b) Shares subject to an Option or Stock Appreciation Right canceled under this Section 9 shall continue to be counted against the maximum award of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(d) of the Plan. The repricing of an Option and/or Stock Appreciation Right under this Section 9, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and/or Stock Appreciation Right and the grant of a substitute Option and/or Stock Appreciation Right; in the event of such repricing, both the original and the substituted Options and Stock Appreciation Rights shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(d) of the Plan. The provisions of this subsection 9(b) shall be applicable only to the extent required by Section 162(m) of the Code.

10. Covenants of the Company.

  (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

  (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

11. Use of Proceeds from Stock.

  Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

12. Miscellaneous.

  (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e), 7(d) or 8(b), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

  (b) Neither an Employee, Director or Consultant, nor any person to whom a Stock Award is transferred in accordance with the Plan, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

  (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director or Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate or to continue acting as a Director or Consultant, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, the right of the Company's Board of Directors and/or the Company's shareholders to remove any Director pursuant to the terms of the Company's Bylaws and the provisions of the California Corporations Code, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate.

  (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

  (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

  (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

13. Adjustments Upon Changes in Stock.

  (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

  (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation or an Affiliate of such surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation and its Affiliates refuse to assume or continue such Stock Awards, or to substitute similar options for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event.

14. Amendment of the Plan and Stock Awards.

  (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

    (i) Increase the number of shares reserved for Stock Awards under the Plan;

    (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

    (iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of
  Section 422 of the Code or to comply with the requirements of Rule 16b-3.

  (b) The Board may in its sole discretion submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

  (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

  (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

  (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

15. Termination or Suspension of the Plan.

  (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

  (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

16. Effective Date of Plan.

  The Plan shall become effective on the effective date of the registration statement with respect to the Company's initial public offering of shares of common stock, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

FORM OF PROXY
-------------

                              SIEBEL SYSTEMS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 20, 1999

     The undersigned hereby appoints Thomas M. Siebel and Howard H. Graham and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Siebel Systems, Inc., which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Siebel Systems, Inc. to be held at 1855 South Grant Street, San Mateo, CA 94402 on Wednesday, October 20, 1999 at 11:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED
                             IN ACCORDANCE THEREWITH.
                   (Continued and to be signed on other side)

                              FOLD AND DETACH HERE

                                 Please mark  [ ]
                                   your vote
                                  as indicated


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
                                                     ---

PROPOSAL 1: To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 300,000,000 shares to 800,000,000 shares.

              [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
                                                     ---

PROPOSAL 2: To approve an amendment to the Company's 1996 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 15,000,000 shares, from 40,000,000 shares to 55,000,000 shares.

              [ ] FOR        [ ] AGAINST      [ ] ABSTAIN

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.


DATED ______________, 1999  ______________________________________________

                            SIGNATURE(S)

                            Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                                      A-2